Consulting Agreement

This agreement is made and entered into as of    9   (month)   1   (day), 2006 by both parties listed as below:

(1)

Party A: Dalian Vitup Management Holdings Co., Ltd -

Address: NO.108-1, Nanshan Road, Zhongshan District, Dalian, China.

(2)

Party B: Dalian Vitup Healthcare Management Co. Ltd.

Address: NO.108-1, Nanshan Road, Zhongshan District, Dalian, China.

Whereas:

(1)

Party A is a foreign-owned enterprise incorporated under the law of China. It has plenty of knowledge and rich experience in the investment and management of health consulting business, health consulting and relevant information management (Hereinafter referred to as the “health management”) and associate products business and it also possesses of abundant professional technicians.

(2)

Party B is a limited enterprise registered under the law of China and is engaged in health checkup, health management, and the provision of some relevant service.

(3)

Both Party A and Party B agree to sign an exclusive consulting agreement to set out the rights and obligations of both parties.

Now therefore, through friendly negotiation, Party A and Party B hereby agree as follows:

1.

Exclusive Consultations and Services: Exclusive Interest

Party A agrees to act as an exclusive consultant to provide Party B with the following consulting services on the terms and conditions hereof and Party B agrees to accept the abovementioned services provided by Party A as follows:

1)

services relating to health management;

2)

services relating to the associate products in health management;

3)

staff training;

4)

other services required by Party B.

Party B hereby agrees and acknowledges that, without the prior written consent by Party A, Party B shall not appoint any other company or person (including but not limited to the employee of the Party B) to provide it with relevant consulting services.

2.

The Calculation, Payment and Guarantee for the Payment of the Relevant Service Fees

2.1 In full consideration for the consulting services provided by Party A, Party B shall pay to the

Party A the amount equal to the 25% of its monthly pre-tax net income prior to the time set out in the list as prescribed in the Clauses 2.2 and 2.3 thereof.

2.2 Party A shall, based on the Party B’s requirements, make a list monthly for all the services it provides and submit the list in writing to Party B for the purpose of the verification and confirmation of the services.

2.3 Party B shall transfer the technical service fees to the Party A’s appointed account within the term of payment set out in the list.

3.

Intellectual Property

Title to all the intellectual property made by Party A resulting from its health management research and relevant product business reside in Party A; title and any derived title to all the intellectual properties made by Party A resulting from the research performed hereunder and/or other agreements signed by both parties shall reside in Party A. The aforesaid title to intellectual property include but not limited to [1] patent application right or patent right [2] trademark right [3] copyright [4] right of name [5] other intellectual property right, right to license and transfer the aforesaid intellectual property, etc.,

4.

Representations and Warranties

4.1 Party A hereby represents and warrants as follows:

4.1.1.

Party A is a foreign-owned enterprise duly organized and validly existing under the laws of China.

4.1.2.

Party A has all requisite corporate power and authority to enter into and execute this agreement. It has taken necessary corporate actions and made proper authorization and has obtained the approvals from relevant third party and government authorities. The execution and performance of this agreement will not result in any violation of any relevant laws and contracts applicable to this agreement.

4.1.3.

This agreement is legal, effective, and binding on Party A upon the conclusion and shall constitute a mandatory obligation of Party A enforceable against Party A.

4.2

Party B hereby represents and warrants as follows:

4.2.1.

Party B is a limited enterprise duly organized and validly existing under the laws of China.

4.2.2.

Party B has all requisite corporate power and authority to enter into and execute this agreement. It has taken necessary corporate actions and made proper authorization and has obtained the approvals by relevant third party and government authorities. The execution and performance of this agreement will not result in any violation of any relevant laws and contracts applicable to this agreement;

4.2.3.

This agreement is legal, effective, and binding on Party B upon the conclusion and shall constitute a mandatory obligation of Party A enforceable against Party A.

5.

Confidentiality

Each party undertakes，all the information known to one party, concerning the other party’s confidential information such as business, assets, financial situation, etc or any other information identified as "confidential" through the execution of this contract shall be treated as secret and the party concerned will use his best efforts to take various reasonable measures to keep such information in confidence. Without the written prior consent by the other party, any party shall not disclose, render or transfer the aforesaid confidential information to any third party. If this agreement shall be terminated, each party shall return to the other party all such confidential information in their possession, or destroy all of such confidential information and if such confidential information is stored by any memory devices, each party shall delete them and guarantee to discontinue the use of them.

Each party thereof acknowledges and acknowledges that any oral agreements or written information agreed by both parties in connection with this agreement shall be deemed as confidential. Either party shall not disclose to any other third party any relevant information without the written consent by the other party, except for the following circumstances: [a] the public has been or will be informed of such information (only when such information is not disclosed by the recipient); [b] such information is required to make public by law, rules or regulations of securities exchanges; or [c] such information is required to be disclosed by any party to its legal or financial consultant in view of the consummation of the transactions contemplated hereby and such legal or financial consultant are also required to guarantee to keep such information strictly confidential. The disclosure of such confidential information by any staff or appointed institution of any party shall be deemed as the violation of the confidentiality clause hereby and shall hold liable for breach of contract in accordance with this agreement.

Both Party A and Party B agree that Clause 5 herein remains valid whenever this agreement becomes invalid, altered, modified, canceled, rescinded, terminated or impracticable.

6.

Indemnification

Party B shall indemnify and hold the Party A harmless from, any claims or suits by a third party against the Party A or any liabilities, obligations or fees based on thereon arising from Party A’s performance of services for Party B under this agreement.

7.

Effective Date and Validity

This agreement is signed on the date and year first written above.

 Unless this agreement is terminated in advance pursuant to the clauses herein or other agreements signed by the two parties, this agreement will remain effective in the course of Party A’s operation period (including any continued operation period).

If the operation period of Party B is upon the expiration or terminated for other reasons during the period set forth in Clause 7.2 thereof, unless Party B has transferred its rights and obligations in accordance with Clause 13 herein, this agreement shall be terminated accordingly.

8.

Termination

Termination upon date of expiration. Unless renewed in accordance with the relevant terms of this Agreement, this Agreement shall be terminated upon the date of expiration thereof.

Early termination. During the term of this Agreement, unless Party A commits a gross fault, fraudulent act, other illegal acts or becomes bankrupt, Party B shall not terminate this Agreement early. Notwithstanding the aforementioned covenant, Party A shall have the right to terminate this Agreement upon 30 days of written notice to Party B at any time.

Terms that survive termination. The rights and obligations of the parties under Clause 5, Clause 10 and Clause 12 shall survive the termination of this Agreement.

9.

Governing Law

This Agreement shall be governed, construed and executed in accordance with the laws of China.

10.

Settlement of Disputes

All the disputes arising in connection with the interpretation and performance of the agreement should be settled amicably through negotiations. But if there is no agreement to be reached within 30 days after any party brings forward the requirement for disputes settlement, the other party may submit such disputes for arbitration. Arbitration shall be conducted by China International Economic and Trade Arbitration Commission in Beijing in accordance with its effective procedure rule. The award given by the Arbitration Commission shall be final and binding upon both parties.

11.

Force Majeure

“Force Majeure” is defined as an unpredictable event or occurrence out with the control of the contracting parties, and which is not attributable to any act or failure to take preventive action by the party concerned, which includes but not limited to, governmental actions, natural calamities, fires, blasts, storms, floods, earth quakes, tides, lightning or war. However, credibility, capital or financing deficiency shall be also deemed as Force Majeure since they are beyond reasonable control. Should either party herein be prevented from implementing the agreement by such cases of Force Majeure, the party concerned shall notify the other party of its exemption from the obligations and the steps to be taken for the execution of the agreement as soon as possible.

In case that the execution of this agreement is delayed or prevented by the abovementioned Force Majeure, the party that influenced by the Force Majeure bears no liability for the consequences resulting from the delay or prevention, but should take adequate measures to reduce or eliminate the adverse affect thus occurred and use all reasonable endeavor to resume the performance of the delayed and prevented obligations. Once Force Majeure is removed, both parties agree to continue the execution of this agreement.

12.

Notification

The notices or other communications required of any Party shall be in writing in Chinese or English, and shall be sent to the addresses of other Parties or other designated addresses in notices from such a Party from time to time via personal delivery, letter or facsimile. The date on which such a notice shall be deemed actually served shall be determined as follows: (a) if a notice is sent via personal delivery, it shall be deemed actually served on the date of such personal delivery; (b) if a notice is sent via letter, on the tenth day (as indicated by the postmark) after the letter is sent via registered air mail, postage prepaid, or on the fourth day after the notice is given to an internationally recognized express mail carrier, it shall be deemed actually served; and (c) if a notice is sent via facsimile, the time of receipt shown on the transmission acknowledge sheet of the document shall be deemed the time of actual service.

13.

Transfer Of The Agreement

Party B shall not transfer its rights and obligations hereunder to any third party without prior written consent by Party A.

Party B hereby agrees that Party A may transfer its rights and obligations hereunder to any third party if required. Party A is not required to obtain the consent from Party B in this regard but should notify it in writing upon the transfer.

14.

Entire Agreement

Notwithstanding Clause 7.1 hereof, both parties agrees that, this Agreement (including the documents and the instruments referred to hereof) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter herein.

15.

Severability

In the event that any provisions of this Agreement are invalid or unenforceable due to inconsistency with law, then such provisions shall only be invalid or unenforceable to the extent of the jurisdiction of such law, and shall not affect the legal validity of the remaining provisions of this Agreement

16.

Amendment and Supplementation

This Agreement shall be amended and supplemented in writing. Relevant amended and supplementary agreements signed by both parties constitute part of this agreement and have the same legal force with this agreement.

17.

Texts

This original Agreement is made in duplicate; each party holds one and each original have equal legal effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first herinabove written.

Party A: Dalian Vitup Management Holdings Co., Ltd

Authorized Representative：____________________

Party B: Dalian Vitup Healthcare Management Co. Ltd.

Authorized Representative：____________________